MaxPlanet, Corp.
                           Subsidiaries of Registrant

The following are wholly-owned subsidiaries of the Registrant:


                                         State or Jurisdiction
Name                                        of Organization
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MaxPlanet Radio Corp.                       Nevada (a)

Trident Recovery Systems, Inc.              New York (a)

Maxim Auction, Inc.                         Nevada (b)

Mundo Maximo Corp.                          Nevada (b)


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(a) Dormant

(b) Financial statements included in Consolidated Financial Statements of Registrant